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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Magnum Hunter Resources, Inc. on Form S-4 of our reports dated March 20, 2001, appearing in the Annual Report on Form 10-K, of Magnum Hunter Resources, Inc. for the year ended December 31, 2000 and to the references to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

/s/   Deloitte & Touche LLP

Deloitte & Touche LLP

Dallas, Texas
January 14, 2002